UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 19, 2013 (Date of earliest event reported)
Veramark Technologies, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	0-13898 (Commission File Number)	16-1192368 (IRS Employer Identification Number)

1565 Jefferson Rd, Rochester, NY (Address of principal executive offices)		14623 (Zip Code)
585-381-6000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 19, 2013, Veramark Technologies, Inc. (the "Company") issued a press release announcing its results of operations and financial condition for the quarter and year ended December 31, 2012. The Company's press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 15, 2013, the Company's Compensation Committee approved the payment of cash bonuses to the Company's named executive officers, as set forth below. Such bonuses were paid in accordance with the Company's 2012 Incentive Compensation Plan for Anthony C. Mazzullo (the "CEO Plan") and the Company's 2012 Incentive Plan for Management and Key Employees and were based on the Company's achievement during 2012 of orders, revenue and Adjusted EBITDA objectives.

Named Executive Officer 2012 Bonus

Anthony C. Mazzullo $89,375
Ronald C. Lundy $12,550
Joshua B. Bouk $17,500
Thomas W. McAlees $19,500

Item 9.01. Financial Statements and Exhibits

Press Release dated February 19, 2013 describing the results of operations and financial condition of Veramark Technologies, Inc. for the quarter and year ended December 31, 2012.

(d) Exhibits
            99.1       Press Release of Veramark Technologies, Inc. dated February 19, 2013

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2013	VERAMARK TECHNOLOGIES, INC. By: /s/ Ronald C. Lundy Ronald C. Lundy Senior Vice President of Finance and CFO

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Veramark Technologies, Inc. dated February 19, 2013